EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ECCO Energy Corp. (the "Company") on Form 10-Q for the quarter ending September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Samuel M. Skipper, Chief Executive Officer, and N. Wilson Thomas, Chief Financial Officer the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

ECCO ENERGY CORP.

Date: November 16, 2009	By:	/s/ Jesse M. Ozbolt
Jesse M. Ozbolt
Title: President and CEO

Date: November 16, 2009	By:	/s/ N. Wilson Thomas
N. Wilson Thomas
Title: CFO